Exhibit 10.4

IMPAC MORTGAGE HOLDINGS, INC.

2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Impac Mortgage Holdings, Inc. (the “Company”), hereby grants Restricted Stock Units (“RSUs”) to the Grantee named below, subject to the terms, conditions, and restrictions of the Company’s 2020 Equity Incentive Plan (the “Plan”), and this Restricted Stock Unit Agreement, including Appendix A attached hereto (the Restricted Stock Unit Agreement and Appendix A are collectively referred to as the “RSU Agreement”). The capitalized terms used in the RSU Agreement that are defined in the Plan shall have the same meanings herein as are set forth in the Plan.

Grantee:	[name]

Grant Date	[date]

Number of Shares Subject to RSUs Granted	[number]

Dividend Equivalents (check one)	____ are included

____ are not included

Lapse of Vesting Restrictions:

The vesting restrictions imposed on the RSUs shall lapse as set forth below. Except as otherwise provided in the RSU Agreement, the RSUs will not vest and Grantee will not be issued Shares with respect to the RSUs unless the Grantee has continued in Continuous Service to the Company through the applicable date, as set forth below. Such restrictions shall lapse with respect to:

RSUs for [number] Shares on [date]

RSUs for [number] Shares on [date]

RSUs for [number] Shares on [date]

Termination of Continuous Service:

In the event Grantee’s Continuous Service with the Company is terminated for any reason [other than the Grantee’s death or Disability] the RSUs shall have vested and Shares subject to the RSUs shall have been earned only to the extent that the vesting restrictions on the RSUs have lapsed in accordance with the schedule set forth above, or as otherwise set forth in this RSU Agreement, and shall not accelerate on a pro rata (or any other) basis. Upon any [such] termination of employment, Grantee shall forfeit the RSUs as to which the restrictions have not yet lapsed, and no Shares shall be issued with respect to such RSUs.

[alternative: In the event Grantee’s Continuous Service with the Company and its Subsidiaries is terminated by reason of Grantee’s death or Disability, then, upon the date of such termination of Continuous Service, the restrictions shall lapse with respect to [all or describe number] of the RSUs, and Shares shall be issued with respect to [such number of] the RSUs.]

Change in Control:

[Notwithstanding the foregoing schedule, upon the effective date of a Change in Control during Grantee’s Continuous Service with the Company, the restrictions shall lapse with respect to all of the RSUs then outstanding, and Shares shall be issued with respect to all such RSUs.]

IMPAC MORTGAGE HOLDINGS, INC.

By:

Title:

Grantee acknowledges and represents that Grantee is familiar with the terms and provisions of this RSU Agreement and hereby accepts same subject to all its terms and provisions hereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Administrator upon any questions arising under the Plan.

Dated:
Grantee Signature

APPENDIX A

TERMS AND CONDITIONS FOR RESTRICTED STOCK UNITS

1.             Grant. The Company grants to Grantee RSUs pertaining to the number of Shares set forth in the RSU Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this RSU Agreement, the terms and conditions of the Plan shall prevail.

2.            Term. Subject to earlier lapse of vesting restrictions on the RSUs as provided in the Plan, the vesting restrictions set forth herein shall lapse in accordance with the provisions of Section 4 below.

3.             Restrictions on Transfer. The RSUs are nontransferable and are not assignable, alienable, saleable, or otherwise transferable by Grantee other than by will or the laws of descent and distribution or pursuant to a “domestic relations order” (as defined in Code Section 414(p)(1)(B)). The terms of this RSU Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee. No non-permitted transferee of Grantee shall have any right in or claim to any RSUs or any Shares subject to the RSUs.

4.            Vesting of RSUs.

(a)               Time Vesting. The RSUs shall vest as to the numbers of Shares subject to the RSUs as set forth in the RSU Agreement, provided that Grantee’s Continuous Service continues through the specified date(s) or is terminated under circumstances for which vesting is accelerated under the RSU Agreement.

(b)               Change in Control. Upon a Change in Control as defined in Section 2.8 of the Plan, the Board or the Administrator may make any determinations and take any actions permitted under Section 10 of the Plan, subject to any provisions of the RSU Agreement.

(c)               Action by Administrator. The Administrator shall have the authority, in its sole and absolute discretion, to remove any or all of the restrictions applicable to the RSUs whenever the Administrator may determine that such action is appropriate and in the best interests of the Company and its stockholders.

5.             Issuance of Shares. Upon each vesting date, or upon the occurrence of any other vesting event, the Company shall issue to Grantee the number of Shares subject to the RSUs then vesting in accordance with the provisions of this RSU Agreement. No fractional Shares shall be issued to Grantee. Any fractional Shares shall be rounded down to the nearest whole number, provided that such fractional Shares shall be aggregated and issued on the date when all restrictions lapse or expire.

6.             Rights as a Stockholder. Grantee shall have no rights of a stockholder of the Company with respect to any Shares subject to the RSUs until the RSUs have vested and the Shares have been issued to Grantee pursuant to Section 5 hereof.

7.             Dividend Equivalents. Notwithstanding the foregoing, if the RSU Agreement indicates that dividend equivalents “are included,” Grantee shall be paid dividend equivalents with respect to the Shares subject to the RSUs, in an amount per Share equal to any ordinary dividends paid on each share of common stock of the Company having a record date on or after the Grant Date and before the date such Shares are issued, which dividend equivalents shall be paid at the same time and in the same form of payment (cash or shares of common stock) as ordinary dividends are paid to common stockholders of record of the Company for such period.

8.             Separate Advice and Representation. The Company is not providing Grantee with advice, warranties, or representations regarding any of the legal, tax, or business effects to Grantee with respect to the Plan or this RSU Agreement. Grantee is encouraged to seek legal, tax, and business advice from Grantee’s own legal, tax, and business advisers as soon as possible. By accepting the RSUs, and by signing this RSU Agreement, Grantee acknowledges that Grantee is familiar with the terms of the RSU Agreement and the Plan, that Grantee has been encouraged by the Company to discuss the RSUs and the Plan with Grantee’s own legal, tax, and business advisers, and that Grantee agrees to be bound by the terms of the Plan and the RSU Agreement.

9.             Tax Withholding.

(a)           The Company will assess its requirements regarding federal, state, and local income taxes, FICA taxes, and any other applicable taxes (“Tax Items”) in connection with the RSUs and the issuance of Shares thereunder. These requirements may change from time to time as laws or interpretations change. The Company will withhold Tax Items as required by law. Regardless of the Company's actions in this regard, Grantee acknowledges and agrees that the ultimate liability for Tax Items is Grantee’s responsibility. Grantee acknowledges and agrees that the Company:

(i)                 makes no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the RSUs, any receipt of Shares under the RSUs, or any subsequent sale of such Shares; and

(ii)              does not commit to structure the terms of the RSUs or any aspect of the grant of RSUs or the issuance of Shares thereunder to reduce or eliminate liability for Tax Items.

(b)           Notwithstanding any contrary provision of this RSU Agreement, no certificate representing Shares and no book-entry Shares will be issued to Grantee, unless and until satisfactory arrangements (as determined by the Administrator) have been made by Grantee with respect to the payment of income, employment, and other taxes that the Company determines are to be withheld with respect to such Shares so issuable. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by one or more of the following, subject to any applicable regulatory approval: (i) paying cash, (ii) delivering to the Company already vested and owned Shares having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld, or (iii) by authorizing the Company to hold back a number of Shares otherwise deliverable to Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld.

10.           No Acquired Rights. Grantee agrees and acknowledges that:

(a)               the grant of the RSUs under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Awards or benefits in lieu of any Awards, even if Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(b)               the value of the RSUs and any Shares issued thereunder is an extraordinary item of compensation which is outside the scope of an employment contract, if any;

(c)               the RSUs and any Shares issued thereunder are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(d)               the future value of any Shares that may be issued under the RSUs or any other Award under the Plan, if any, is unknown and cannot be predicted with certainty;

(e)               no claim or entitlement to compensation or damages arises from the termination of the RSUs or diminution in value of the RSUs or any Shares issued under the RSUs and the Plan, and Grantee irrevocably releases the Company from any such claim; and

(f)                participation in the Plan shall not create a right to further employment with the Company or any employer and shall not interfere with the ability of the Company or any employer to terminate Grantee’s employment relationship at any time, with or without cause.

11.           Adjustment of Shares. Upon the occurrence of events described in, and in accordance with the provisions of, Section 4.3 of the Plan, the Company shall make appropriate adjustments in the number of Shares subject to the RSUs. Except as provided in Section 4.3 of the Plan, Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the RSUs. Neither the grant of the RSUs pursuant to the Plan nor the issuance of any Shares thereunder shall affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

12.           Notices. Except as may be otherwise provided by the Plan, any notices provided for in the Plan and this RSU Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic transmission, if and to the extent permitted by the Administrator. Notices shall be directed, if to Grantee, at Grantee’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office at 19500 Jamboree Road, Irvine, CA. 92612, to the attention of [ ], or at such other address as either party may hereafter designate in writing to the other.

15.           Severability. The provisions of the RSU Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.           Counterparts; Further Instruments. The RSU Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this RSU Agreement.

17.           Amendment. The RSU Agreement may be amended or modified by the Administrator, provided that such action may not, without the consent of Grantee, impair any rights of Grantee under the RSU Agreement.

18.           Entire Agreement; Governing Law. The Plan and this RSU Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee's interest except by means of a writing signed by the Company and Grantee. This RSU Agreement is governed by the internal substantive laws, without regard to the choice of law rules, of the State of California.